SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549




FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 1998

CALIFORNIA WATER SERVICE GROUP
(Exact name of registrant as specified in its charter)



California                     1-13883                77-0448994
State of Incorporation     Commission File No.  IRS Employer ID Number

1720 North First Street, San Jose, CA 95112
Address, including Zip code, of registrant's principal executive office


(408) 367-8200
Registrant's telephone number, including area code


California Water Service Company
(Former name or former address, if changed since last report)


Item 5. Other Events

On November 15, 1998, Registrant issued a press release announcing that on November 13, 1998 Registrant and its wholly-owned subsidiary, California Water Service Company ("Company"), had entered into an agreement to merge with Dominguez Services Corporation ("Dominguez"). As set forth in the press release, Dominguez will merge with and into Company upon the agreed terms and conditions, and each then issued and outstanding share of Dominguez common stock will be converted into 1.18 shares of Registrant's common stock. The consummation of the merger is conditioned upon the satisfaction of certain conditions precedent, including approval by the California Public Utilities Commission and other regulatory approvals, receipt of certain assurances that the Merger will be accounted for as a pooling-of-interests and will qualify as a tax free reorganization, and approval by Dominguez' shareholders.

Item 7. Financial Statements and Exhibits

Press release issued by the Registrant on November 15, 1998.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 1998

        California Water Service Group
By: /s/ Peter C. Nelson
        Peter C. Nelson
        President and Chief Executive Officer

EXHIBIT INDEX

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7. Press release issued by the Registrant on November 15, 1998.       5


A LOGO OF CALIFORNIA WATER SERVICE GROUP SHOWING A RISING SUN WAS PLACED IN THE TOP LEFT CORNER OF THIS PRESS RELEASE.

A LOGO OF DOMINGUEZ SERVICES CORPORATION SHOWING A PICTURE OF A DROP OF WATER WAS PLACED IN THE TOP RIGHT CORNER OF THIS PRESS RELEASE.

1720 NORTH FIRST STREET
SAN JOSE, CA 95112-4598
CONTACT: GERRY FEENEY (408) 367-8216 - ANALYSTS
         JOHN TOOTLE (310) 834-2625 X322 - ANALYSTS
         JIM GOOD (408) 367-8219 - MEDIA

NOVEMBER 15, 1998
98 GO 7
FOR IMMEDIATE RELEASE

CALIFORNIA WATER SERVICE GROUP AND DOMINGUEZ SERVICES
CORPORATION ANNOUNCE MERGER

At special meetings held on Friday, November 13, the Boards of Directors of California Water Service Group (NYSE:CWT) and Dominguez Services Corporation (Nasdaq:DOMZ) announced an agreement to merge. California Water Service Group (Group) is the parent of the California Water Service Company and CWS Utility Services, providing water utility services to over 1.5 million people in 58 California communities. Dominguez Services Corporation (Dominguez) is a water utility holding company whose subsidiaries provide water service to 140,000 people in 20 communities throughout the state. The transaction is believed to be the largest merger of investor-owned water utilities in the history of California.
"We are pleased to announce this merger with one of the finest companies in the investor-owned water industry," said Robert W. Foy, Chairman of the Board of California Water Service Group. "This transaction, expected to be accretive to Group shareholders within the first calendar year, will add value in a number of ways, including: providing growth opportunities in new areas of California; allowing the consolidation of the two companies' neighboring systems in the Los Angeles region and thereby better positioning us to compete in this key area; and permitting us to reap the administrative benefits of a combined company. Shareholders will benefit further from the added liquidity resulting from the larger share float of the combined companies."
The transaction will be accounted for as a pooling of interests. It will be structured as a tax-free exchange of 1,778,000 Group shares for all outstanding shares of Dominguez, valued at approximately $47.6 million as of November 13, 1998, an exchange ratio of 1:1.18 of Dominguez to Group shares. Group will also assume Dominguez' outstanding net debt of approximately
$10.5 million, for a combined value of approximately $58 million.
The merger is subject to review by various state and federal agencies, including the U.S. Securities and Exchange Commission and the California
Public Utilities Commission. Final regulatory approval is expected in late 1999. Dominguez shareholders must also approve the transaction, which is expected to occur at a special meeting in the first quarter of 1999.
"Merging our two firms, one-California Water Service Group-the largest investor-owned water utility in California and west of the Mississippi, and the other-Dominguez Services Corporation-one of the oldest water companies in the Golden State, with an active presence in the state's burgeoning water rights market, makes good business sense," said Peter C. Nelson, President and CEO of California Water Service Group. "The post-merger firm will be well-positioned to play an active role in the growth and consolidation taking place in the water industry. In combining our adjacent operations, we will pool our human resources and achieve economies of scale that will not only benefit our shareholders and customers, but also make us a more attractive and viable partner to public and private water providers," he said.
Brian J. Brady, President and CEO of Dominguez said: "I am confident that this merger will benefit shareholders, customers, and employees alike. California Water Service Group is committed to welcoming Dominguez employees and the expertise and experience they will bring to the company. Working together, we will focus on producing superior results for our shareholders while providing excellent water service to our customers."
The post-merger firm will solidify its position as the largest investor-owned water utility in California and west of the Mississippi. It will serve almost 80 California communities through 450,000 service connections, consistently post annual revenues well in excess of $200 million, and, based on current share prices, have a market capitalization of $350 million. Dominguez Service Corporation owns and operates Dominguez Water Company, formed in 1911 to irrigate the farmlands of one of the first Spanish land grants in California, as well as the Antelope Valley Water Company in northern Los Angeles County and Kern River Valley Water Company near Lake Isabella in Kern County. By year-end, Dominguez will complete acquisition of the Redwood Valley Water Company, located in northern California. Dominguez also has a water rights trading operation and a 20 percent equity investment in Chemical Services Company of San Jose, a supplier of on-site chlorine generation equipment.
Formed in 1926, California Water Service Group is the largest investor-owned water utility in California and fourth largest in the nation.
Additional information about the two companies may be found on the attached fact sheet or on their Web sites, located at www.dominguezh2o.com and www.calwater.com.
This press release contains a number of forward looking statements, all of which are based upon current expectations. Actual results may differ materially.

Attachment (Fact Sheet)
CALIFORNIA WATER SERVICE GROUP
DOMINGUEZ SERVICES CORPORATION
MERGER
FACTS-AT-A-GLANCE
(DATA AS OF 11/13/98 UNLESS OTHERWISE INDICATED)


ITEM                     CALIFORNIA WATER            DOMINGUEZ SERVICES
                         SERVICE GROUP               CORPORATION
Principal Subsidiary     California Water Service    Dominguez Water
                         Company                     Company
Year Formed              1926                        1911
Total Customers Served   410,000                     38,000
Number of Employees      650                         73
Communities Served       58                          20
Gross Revenue
(12 months as of 9/30/98) $185 million               $26 million
EPS (12 months as
of 9/30/98)                $1.41                     $1.04
Dividends Per Share, 1998  $1.07                     $0.92
Dividend Yield              4.0%                      3.5%
Net Utility Plant
(9/30/98)                   $471 million              $39 million
Average ROE, since 1987     12.2%                     13.3%
Market-to-Book Ratio        2.0x                      2.4x
Price-to-Earnings Ratio     19.0x                     25.5x
Stock Trading Range
Since 1994                 $14 - $33.75               $10 - 24
Average Daily Trading
Volume YTD 1998            13,550                      1,591
Number of Shareholders     11,000                      960
Exchange and Trading
Symbol                     NYSE:CWT                    NASDAQ:DOMZ
Type of Transaction        Tax free
                           reorganization/merger;
                           pooling of Interests
Purchase Price             $47.6 million equity
                           purchase, $10.5 million
                           in assumed debt.
                           Total $58.0 million
Purchase Method            Tax-free exchange of
                           common equity
Estimated Exchange Ratio   1.18:1, CWT:DOMZ
Benefit to DOMZ
Shareholder with
1,000 shares @ 6/30/98     Market Value: $30,000      Market Value:$17,750
                           Annual Dividend: $1,338    Annual Dividend: $920